CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam High Yield Advantage Fund:

We consent to the use of our report dated January 13, 2009, incorporated in this Registration Statement by reference, to the Putnam High Yield Advantage Fund and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
March 24, 2009